As filed with the Securities and Exchange Commission on August 18, 2005
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-3200738
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Embarcadero Center
San Francisco, California 94111
(415) 773-2723
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Isaac Applbaum
Chairman of the Board
One Embarcadero Center
San Francisco, California 94111
(415) 773-2723
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Robert L. Grossman, Esq. Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131 Telephone: (305) 579-0500 Facsimile: (305) 579-0717	Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4159 Facsimile: (212) 407-4990

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

	Calculation of Registration Fee
Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant (2)	21,562,500 Units	$8.00	$172,500,000	$20,303.25
Shares of Common Stock included as part of the Units (2)	21,562,500 Shares	—	—		(3)
Warrants included as part of the Units (2)	21,562,500 Warrants	—	—		(3)
Shares of Common Stock underlying the Warrants included in the Units (4)	21,562,500 Shares	$6.00	$129,375,000	$15,227.44
Representative's Unit Purchase Option	1	$100.00	$100	$.01
Units underlying the representative's Unit Purchase Option ("Representative's Units") (4)	1,875,000 Units	$8.80	$16,500,000	$1,942.05
Shares of Common Stock included as part of the Representative's Units (4)	1,875,000 Shares	—	—		(3)
Warrants included as part of the Representative's Units (4)	1,875,000 Warrants	—	—		(3)
Shares of Common Stock underlying the Warrants included in the Representative's Units (4)	1,875,000 Shares	$6.00	$11,250,000	$1,324.13
Total			$329,625,100	$38,796.88

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 2,812,500 Units and 2,812,500 shares of Common Stock and 2,812,500 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the warrants, the representative's unit purchase option and the warrants included in the Representative's Units.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus
SUBJECT TO COMPLETION, AUGUST 18, 2005

Prospectus

$150,000,000
Vector Intersect Security Acquisition Corp.
18,750,000 units

Vector Intersect Security Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more unidentified operating businesses. We intend to focus on identifying one or more prospective target businesses in the homeland security, national security and/or command and control industries. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not contacted any prospective target business or had any discussion with respect to such a transaction.

This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•	One share of our common stock; and

•	One warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                 , 2006 [one year from the date of this prospectus], and will expire on                 , 2010 [five years from the date of this prospectus], or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 2,812,500 additional units solely to cover over-allotments, if any (over and above the 18,750,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative of the underwriters, Rodman & Renshaw, LLC, for $100, as additional compensation, an option to purchase up to a total of 1,875,000 units at a per-unit offering price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol          on or promptly after the date of this prospectus, subject to official notice of quotation. The common stock and warrants comprising the units will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, provided we have filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Once the securities comprising the units begin trading separately, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols          and         , respectively. We cannot assure you, however, that any of such securities will continue to be quoted on the OTC Bulletin Board. Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Vector Intersect Security Acquisition Corp.
Per unit	$8.00	$0.48	$7.52
Total	$150,000,000	$9,000,000	$141,000,000

(1)	Does not include the payment of expenses on behalf of the underwriters.

Of the net proceeds we receive from this offering, $138,375,000 ($7.38 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. Rodman & Renshaw, LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                 , 2005.

Rodman & Renshaw, LLC

                , 2005

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements and related notes and other financial information included in this prospectus. Unless otherwise stated in this prospectus, references to "we," "us" or "our Company" refer to Vector Intersect Security Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on July 19, 2005. We were formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the homeland security, national security and/or command and control industries. To date, our efforts have been limited to organizational activities. We intend to utilize our cash derived from the net proceeds of this offering, our authorized and unissued shares of common and preferred stock, debt or a combination thereof to effect this business combination. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We believe that businesses involved in the homeland security, national security and command and control industries represent attractive acquisition targets for a number of reasons, including (1) the potential for participating in the large defense and security industry, both domestically and internationally, generally, (2) the increase in global demand for integrated security-related products and services (including command and control systems) since September 11, 2001, (3) the development and applications of new technologies that have the potential to enhance and meet security and defense requirements, (4) the trend towards integrated networked solutions, and (5) the potential increase in cyber-terrorist attacks on an enterprise's digital assets.

We have not conducted any research with respect to identifying the likelihood of consummating a business combination or the specific number and characteristics of the potential target businesses within any segment of the homeland security, national security or command and control industries, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable target businesses. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses where the aggregate consideration paid by us is at least equal to 80% of the amount held in the trust account at the time of such acquisition(s). As used in this prospectus, a "target business" shall mean an operating business in the homeland security, national security or command and control industries and a "business combination" shall mean the acquisition by us of one or more target businesses. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.

Our offices are located at Vector Intersect Security Acquisition Corp., Attention: Isaac Applbaum, One Embarcadero Center, San Francisco, California 94111 and our telephone number there is (415) 773-2723.

The Offering

Securities offered	18,750,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full; provided, however, in no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include those proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock:

Number outstanding before this offering	4,687,500 shares

Number to be outstanding after this offering	23,437,500 shares, or 26,250,000 shares if the underwriter's over-allotment option is exercised in full

Warrants:

Number outstanding before this offering	0

Number to be outstanding after this offering	18,750,000 warrants, or 21,562,500, if the underwriters over-allotment option is exercised in full

Exercisability	Each warrant is exercisable for one share of common stock and may be exercised on a cashless basis.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, or

•	, 2006 [one year from the date of this prospectus]

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [five years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of Rodman & Renshaw, LLC's unit purchase option):

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days' prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption, by payment of the exercise price or on a "cashless" basis in lieu of paying the cash exercise price as described in this prospectus. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our:

Units	[ ]

Common Stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust	$138,375,000 of the proceeds of this offering ($7.38 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, pursuant to an agreement to be entered into on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $2,125,000 after the payment of the expenses relating to this offering).

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Prior to completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible targets and business combinations; and

•	repayment of an aggregate of $175,000 of loans with 4% interest made by Marc Abramowitz and Isaac Applbaum, to cover offering expenses.

•	Upon completion of this offering, certain of our officers and directors may seek reasonable reimbursement for office space and administrative support related to the Company's acquisition efforts. We expect that any reimbursement for such expenses to any of our officers or directors will be pre-approved by the independent and disinterested members of our board of directors.

Stockholders must approve business combination	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The term "public stockholders" means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder's shares for a pro rata share of the trust account. Such stockholder must have also exercised his, her or its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and completed. Public stockholders who redeem their stock for a share of the trust account will continue to have the right to exercise any warrants they may hold. Voting against the business combination alone will not result in redemption of a stockholder's shares for a pro rata share of the trust account. Such stockholder must have also exercised his, her or its redemption rights described below.

Liquidation if no business combination	We will dissolve and promptly distribute only to our public stockholders the amount in the trust account (including any accrued interest, net of taxes payable on interest earned) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of management shares	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until , 2008 [three years from the date of this prospectus], or earlier upon shareholder approval of a business combination. If we liquidate, the shares will be cancelled.

Business Combination Fee	We have agreed with the representative of the underwriters, Rodman & Renshaw, LLC, that if it introduces us to a target business and we consummate a business combination with such target business within 24 months of such introduction, we are obligated to pay Rodman & Renshaw, LLC a cash fee equal to three percent (3%) of the aggregate consideration paid by us in the business combination. None of our officers, directors or existing stockholders will receive any finder's fees, consulting fees or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination.

Risks

In making your decision on whether or not to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements including the notes thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented.

	August 8, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(15,366)	$140,519,634
Total assets	$231,400	$140,519,634
Total liabilities	$211,766	—
Value of common stock which may be redeemed for cash ($7.38 per share)	—	$27,661,162
Stockholders' equity	$19,634	$112,823,472

The "as adjusted" information gives effect to the sale of the units we are offering, including the application of the related gross and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts include the $138,375,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their redemption rights. If this were to occur, we would be required to convert to cash up to approximately 19.99% of the 18,750,000 shares sold in this offering, or 3,748,125 shares of common stock, at an initial per-share redemption price of $7.38 without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest (net of taxes payable), as of two business days prior to the proposed consummation of the business combination; and

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history or revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Investors must rely on our management with respect to the identification and selection of a prospective target business and we cannot assure you that any such acquisition will be successful.

Substantially all of the net proceeds of this offering are intended to be applied in connection with consummating a merger with or acquisition of an operating business whose primary business is in the homeland security, national security and/or command and control industries. Subject to stockholder approval, management has virtually unrestricted flexibility in identifying and selecting a prospective target business in this industry. Investors must therefore rely on management's due diligence review and evaluation of potential acquisition or merger candidates. There can be no assurances that, if we complete the acquisition of an operating company, such acquisition will be successful.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation price will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more target businesses that have not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable, and we have a longer period of time, up to 24 months rather than 18 months under Rule 419, to complete a business combination if we have entered into a letter of intent, an agreement in principle or a definitive agreement within 18 months after the consummation of this offering.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $8.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have vendors, prospective target businesses or other entities we hire or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that has refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.38, plus interest (net of taxes payable), due to claims of such creditors. Messrs. Abramowitz and Applbaum have agreed, pursuant to agreements with us and the representative of the underwriters, Rodman & Renshaw, LLC, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time, but not for any other liabilities. However, we cannot assure you that they will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any entity other than vendors. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.38, plus interest, due to claims of such creditors.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business' operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 22 similarly structured blank check companies have completed initial public offerings. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into definitive agreements for business combinations, but have not consummated such business combination. Accordingly, there are approximately 20 blank check companies with approximately $900 million in trust. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for privately-held companies to combine with companies structured similarly to ours.

Further, the fact that only one of such companies has completed a business combination, and only three of such companies have entered into a definitive agreement for a business combination, may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), there will be 104,062,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the representative of the underwriters, Rodman & Renshaw, LLC) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	May significantly reduce the equity interest of investors in this offering;

•	Could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	May adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	Default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	Our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our existing stockholders, including our officers and directors, control a substantial interest in us and, thus, may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, executive officers or directors has indicated to us that he or it intends to purchase units in the offering. Any shares of common stock acquired by existing stockholders in the aftermarket will be considered as part of the holding of the public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to shares acquired in the aftermarket any way they so choose, although it is management's intention to vote in favor of any business combination that our officers, directors and advisors present to the stockholders. We cannot assure you that our existing stockholders will not have considerable influence upon such a vote.

Because of management's agreement with the representative of the underwriters to make open market purchases of the warrants during the 45 days after separate trading of the common stock and warrants begins, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that one or more of our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect our executive officers to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we were to acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following a business combination, it would be less likely that our current management would remain with the combined company, unless it had been negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain, if it is believed to be in the best interests of the combined company post-business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. While it is our executive officers'

intention to devote substantial business time to identifying potential target businesses and consummating a business combination, their other business affairs could require them to devote substantial amounts of time to such affairs, thereby limiting their ability to devote time to our affairs. This could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

Our initial stockholders either currently have or may in the future have affiliations with companies in the national security industry. If we were to seek a business combination with a target company with which one or more of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor.

Our officers and directors are now, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors are, and may in the future become affiliated, with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation upon our failure to complete a business combination. Additionally, our officers and directors have collectively agreed with the underwriter that they and certain of their affiliates will purchase warrants in the open market following this offering. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. In addition, because only a majority vote is needed to approve the business combination, our existing stockholders may have a conflict of interest since they could vote against the business combination with respect to any shares purchased by them in the aftermarket and could exercise their redemption rights with respect to such shares if less than 20% of the public stockholders vote against the business combination and convert their shares. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account, unless the business combination is consummated and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination and in the public stockholders' best interest.

Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account unless the business combination is consummated. If we were to make a deposit, down payment or fund a "no-shop" provision in connection with a potential business combination and such amounts were forfeited, we may have insufficient funds outside of the trust account to pay for due diligence, legal, accounting and other expenses in order to proceed with the proposed combination. In such event, our existing stockholders may, as part of any such combination, negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business' owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether or not a particular business combination is in the stockholders' best interest. We would note, however, that such expenses are likely to be insignificant compared to the value of the securities acquired by management prior to this offering.

Our initial business combination may be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

The net proceeds from this offering will provide us with approximately $138,375,000, which we may use to complete a business combination. The aggregate consideration of our initial business combination must be at least 80% of the trust account amount at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the aggregate consideration of the initial business combination below the required 80% of the amount in the trust account. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we may be more inclined to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is possible that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	Solely dependent upon the performance of a single business, or

•	Dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will also be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may have limited ability to evaluate the management of the target business.

Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target businesses' management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, including compliance with the Sarbanes-Oxley Act, maintaining internal controls or dealing with the public markets, which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in the trust account in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrow, if any) to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Risks Related to Our Targeted Industries

We may acquire a company that contracts directly with the Federal Government on homeland security, national security and/or command and control related projects, or that acts as a subcontractor, supplier with another party or parties that contract with the Federal Government. In either case, the risk factors below may directly or indirectly impact us.

The loss or impairment of our relationship with the Federal Government and its agencies could adversely affect our business.

Our target company may derive a substantial portion of its revenue from work performed under U.S. Government contracts, either directly or as a subcontractor or supplier to a party performing under such a contract. If our target company or other company with which we had any such relationship were "suspended," "debarred," or prohibited from contracting with the Federal Government or state governments, or if any agencies of the Federal Government ceased doing business with them or significantly decreased the amount of business it does with them, our target company's business, prospects, financial condition and operating results could be significantly impaired.

Changes in spending priorities may cause a reduction in the demand or profitability of the products or services we may ultimately produce or offer.

Federal Government expenditures as well as expenditures by companies in the private sector on homeland and national security as well as the command and control industries tend to fluctuate based on a variety of political, economic and threat factors. While spending authorization by the Federal Government and private sector in these areas has increased in recent years, future levels of authorizations and expenditures for these same areas may decrease, remain constant or shift to programs in areas where our target business does not currently provide products or services. A significant decline in Federal Government or private sector expenditures, or a shift of expenditures away from areas our target company supports, could adversely affect our target company's business, prospects, financial condition or operating results.

Federal Government contracts contain provisions from the Federal Acquisition Regulations ("FAR") some of which are unfavorable and could adversely affect our target company's business.

Federal Government contracts contain provisions from the FAR and from supplemental acquisition regulations of the independent agencies that give the Government rights and remedies not typically found in commercial contracts, including allowing the Government to:

•	Terminate existing contracts for convenience;

•	Reduce the scope or modify contracts or subcontracts;

•	Cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	Claim ownership or "unlimited use" rights to proprietary information of the target company; and

•	Suspend or debar the company from doing business with the Federal Government or with a Governmental agency.

If the government terminates a contract for "convenience," our target company may recover only their incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the Government terminates a contract for "default," based upon a formal finding of non-performance, our target company may not recover even those amounts, and instead may be liable for excess costs incurred by the Government in procuring undelivered items and services from another source. As is common with Government contractors, some of our target company's contracts may experience performance issues in the future. Our target company may in the future receive "show cause" or "cure notices" under contracts that, if not addressed to the Government's satisfaction, could give the Government the right to terminate those contracts for default or to cease procuring services under those contracts in the future. Even if we are not directly the party to a Government contract, as in the case of a subcontract relationship, the impact of the above on the prime contractor would likely impact us directly.

We will have to comply with complex procurement, security and export control laws and regulations which may impose added costs on our target company's business.

Our target company may have to comply with and may be affected by laws and regulations relating to the formation, administration and performance of Federal Government contracts, which affect how it does business with its customers and may impose added administrative costs on its business. For example, our target company or parties with which it does business will likely be subject to FAR and all of its supplements (including those issued by the Department of Homeland Security and the Department of Defense), which comprehensively regulate the formation, administration and performance of Federal Government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a Government review or investigation uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with Federal Government agencies, which could materially adversely affect our target company's business, prospects, financial condition or operating results.

In addition, our target company or parties with which it does business may be subject to industrial security regulations of Department of Defense and other Federal agencies that are designed to safeguard access to classified information (eg., confidential, secret, top secret). We may also be liable for systems and services failure and security breaks with respect to the solutions, services, products, or other applications we sell to the Federal Government. If we were to come under foreign ownership, control or influence ("FOCI"), our Federal Government customers could terminate or decide not to renew their contracts if that contract required that the target company have access to Department of Defense or other classified information, and it could impair their ability to obtain new contracts. The Government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target company's ability to obtain new contracts. Finally, if the target company were to contemplate a transaction that would bring it under FOCI, it could result in the requirement to consider before going before the Committee on Foreign Investment in the United States at the U.S. Department of the Treasury for review of the proposed transaction. Such a review is time consuming and could result in a prohibition of the proposed transaction.

Given the nature of the industry in which our target company may operate, our target company or parties with which it does business may be subject to U.S. export control, anti-boycott and embargo statutes and regulations. U.S. export control statutes and regulations are designed to safeguard U.S. origin technology from the unauthorized export to foreign parties. Anti-boycott and embargo regulations are designed to prevent U.S. persons from transacting business with companies and individuals identified by the U.S. Government as prohibited countries or parties. Violation of any of these export control, anti-boycott or embargo statutes or regulations can result in substantial civil and criminal fines as well as temporary or permanent loss in export privileges for the target company as well as possible suspension or debarment from Federal Government contracting.

Government contracts are usually awarded through a competitive bidding process which entails risks not present in other circumstances.

A meaningful amount of the business that our target company may expect to seek directly or through parties with which it does business in the foreseeable future will likely be awarded through competitive bidding. Competitive bidding presents a number of risks, including the:

•	Substantial cost and managerial time and effort that our target company may spend to prepare bids and proposals for contracts that may not be awarded to our target company;

•	Need to accurately estimate the resources and cost structure that will be required to service any contract our target company is awarded; and

•	Expense and delay that may arise if our target company's or its partners' competitors formally file a legal protest to the contract awards made to our target company or partners pursuant to competitive bidding, and the risk that any such protest could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

Our target company may not be provided the opportunity in the near term to bid on contracts that are held by other companies and are scheduled to expire if the Government determines to extend the existing contracts. If our target company is unable to win particular contracts that are awarded through the competitive bidding process, they may not be able to operate in the market for products or services that are provided under those contracts for a number of years. If our target company is unable to consistently win new contract awards over any extended period, their business and prospects could be adversely affected.

Federal Government customers sometimes spend their procurement budgets through multiple award contracts and our failure to compete for post-award orders under these contracts could adversely affect our acquired companies' business.

Budgetary pressures and reforms in the procurement process may force our target company's potential Federal Government customers to increasingly purchase goods and services through indefinite delivery, indefinite quantity, or IDIQ, contracts, General Services Administration, or GSA, schedule contracts and other similar multiple-award and/or government-wide acquisition contract vehicles. These contract vehicles do not guarantee work and may result in increased competition and pricing pressure causing our acquired companies to make sustained post-award efforts to realize revenues under the relevant contract. Our target company may not be able to successfully sell their services or otherwise increase their revenues under these contract vehicles. Our target company's failure to compete effectively in this procurement environment could have a material adverse effect on our target company's business, prospects, financial condition and results of operations.

Our contracts with the Federal Government and its agencies will be subject to audits and cost adjustments.

The Federal Government audits and reviews performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. Like most Government contractors, our acquired companies' contract costs will be audited and reviewed on a continual basis. An audit of work performed by our target company could result in a substantial adjustment to our revenues because any costs found to be improperly allocated to a specific contract will not be reimbursed, and revenues our target company may have already recognized may need to be refunded. If a Government audit uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with Federal Government agencies. In addition, our acquired companies could suffer serious harm to reputation if allegations of impropriety were made.

If our target business is a manufacturer, it may face inherent product liability or other liability risks which could result in a large claim against us.

If the target company that we acquire is a manufacturer of products, it may face the inherent risk of exposure to product liability and other liability claims resulting from the use of its products, especially to the extent such products will be depended upon in emergency, rescue and public safety situations that may involve physical harm or even death to individuals, as well as potential loss or damage to property. Despite quality control systems and inspection, there remains an ever-present risk of an accident resulting from a faulty manufacture or maintenance of products, or an act of an agent outside the control of the companies or their suppliers. A product liability claim, or other legal claims based on theories including personal injury or wrongful death, made against our target company could adversely affect its operations and financial condition. Although there may be insurance to cover the product liability claims, there is no assurance that the amount of coverage will be sufficient. Furthermore, we cannot assure you that our target company, if engaged in the sale of so-called "anti-terrorism technologies," could avail itself of the liability protections intended to be afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002, or the SAFETY Act.

Intense competition in our target industries could harm our financial performance.

Our target industries are extremely competitive and we will likely face significant competition. It is likely that many of our target company's competitors in the homeland security, national security and/or command and control area are likely to be significantly larger and have far greater financial resources than we will. Some of these competitors may be divisions or subsidiaries of large, diversified companies that have access to the financial resources of their respective parent companies. Our target company may not be able to compete effectively with these companies or maintain them as customers while competing with them on other projects. In addition, it is likely that our target company will face significant competition from several smaller companies that have specialized capabilities in similar areas. We cannot accurately predict how our target company's competitive position may be affected by changing economic or competitive conditions, customer requirements, or technological developments.

Our target company may be dependent on the growth of a particular industry.

If we acquire a target company in a singular, non-diversified industry, our success will depend on the growth in that particular industry's market. If our target company's industry ceases to grow, the demand for our target company's products and services will decrease. This may have a material adverse effect on our business, financial condition and results of operations. Further, we cannot accurately predict the potential size or future growth rate of our target company's industry. We are also unable to accurately predict the future needs for the products and services that we may provide through our target company.

Our target company's products may become obsolete due to rapid technological change.

Any of our target company's products could become obsolete at any time due to rapid technological changes. Our target company may not be able to update its products quickly enough to remain competitive. The rapid pace of technological change in the industries that we are targeting exposes us to risk of loss due to the development of superior technologies by our target company's competitors. We may also be dependent upon technologies developed by third parties for integrating our products. New technology used by our target company's competitors could render our products or services less competitive by satisfying consumer demand in alternative ways. In addition, our success depends upon our ability to introduce innovative products and services to the market on a cost-effective and timely basis.

Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.0053 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.4% or $2.27 per share (the difference between the pro forma net tangible book value per share of $5.73, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 18,750,000 shares of our common stock. We will also issue an option to purchase 1,875,000 units to the representative of the underwriters which, if exercised, would result in the issuance of an additional 1,875,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

Our resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control such as that more than 19.99% of our stockholders vote against the transaction even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register, at our expense, the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 4,687,500 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Certain of our officers' obligation and our ability to require the underwriter to purchase warrants in the open market may support the market price of the warrants during the 45-day period following separation of the unit components and, accordingly, the market price of the warrants may substantially decrease upon the termination of the obligation.

Certain of our officers have agreed, pursuant to plans in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to purchase an aggregate of up to 1,687,500 warrants at market prices not to exceed $1.20 per warrant within the 45-day period commencing on the date separate trading of the warrants commences. Such plans have been entered into with the representative of the underwriters, Rodman & Renshaw, LLC, as of the date of this prospectus. Such warrant purchases made may serve to support the market price of the warrants during such 45-day period at a price above that which would prevail in the absence of such purchases by our existing stockholders. We have the right to require the underwriter to purchase 843,750 of such warrants at market prices not to exceed $1.20 per warrant with the 45 trading day period commencing on the date separate trading of the warrants commences. The termination of the support provided by the purchases may materially adversely affect the trading price of the warrants.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New Jersey, New York, Rhode Island and Texas. If you are not an "institutional investor," you must be a resident of these jurisdictions in order to purchase our securities in the offering. Institutional Investors in every state, except Idaho and Oregon, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities.

There is currently no market for our securities, and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We expect our securities to be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser's written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	Restrictions on the nature of our investments; and

•	Restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	Registration as an investment company;

•	Adoption of a specific form of corporate structure; and

•	Reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trustee in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because our existing stockholders' initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators
Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders' initial investment of $25,000 is less than the required $2,610,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Our directors may not be considered "independent" under the policies of the North American
Securities Administrators Association, Inc.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and the price of our stock held by the public stockholders.

Because we may acquire a company with operations outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination especially if the acquired company is in a developing country or a country that does not have a fully market-oriented economy. If we were to acquire a business that operates in such a country, our operations may not develop in the same way, or at the same rate, as might be expected in the United States, or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development, or the OECD, an international organization helping governments through the economic, social and governance challenges of a globalized economy.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$150,000,000	$172,500,000
Offering expenses (1)
Underwriting discount (6% of gross proceeds)	9,000,000	10,350,000
Legal fees and expenses (including blue sky services and expenses)	325,000	325,000
Miscellaneous expenses	22,740	22,740
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	30,000	30,000
NASD registration fee	33,463	33,463
SEC registration fee	38,797	38,797
Net proceeds
Held in trust	138,375,000	159,131,250
Not held in trust	2,125,000	2,125,000
Total net proceeds	$140,500,000	$161,256,250
Use of net proceeds not held in trust (2)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	500,000	23.5%
Due diligence of prospective target businesses	500,000	23.5%
Legal and accounting fees relating to SEC reporting obligations	125,000	5.9%
Working capital to cover miscellaneous expenses (including consulting fees or other similar compensation to advisors, potential deposits, down payments or funding of a "no-shop" provision with respect to a particular business combination), director and officer insurance and reserves	1,000,000	47.1%
Total	$2,125,000	100%

(1)	A portion of the offering expenses, including the SEC registration fee and NASD filing fee and approximately $32,500 of legal and accounting fees, have been paid from the funds we received from our executive officers described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

$138,375,000, or $159,131,250 if the underwriter's over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We intend to use the excess working capital (approximately $2,125,000 after the payment of expenses related to this offering) for director and officer liability insurance premiums (approximately $125,000), with the balance of $2,000,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business.

As of the date of this prospectus, Messrs. Abramowitz and Applbaum have each advanced to us $87,500.00, for an aggregate total amount borrowed by us from them equaling $175,000.00 which was used to pay a portion of the expenses of this offering. Such loans will be payable with 4% annual interest on the earlier of August 8, 2006, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above, will be invested only in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we will not be deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds not held in the trust account will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

No compensation of any kind (including any finder's and/or consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us, prior to or in connection with, the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable) only in the event of our liquidation as a result of our failure to complete a business combination within the allotted time, or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At August 8, 2005, our net tangible book value was $(15,366), or approximately $(.003) per share of common stock. After giving effect to the sale of 18,750,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at August 8, 2005 would have been $112,823,472 or $5.73 per share, representing an immediate increase in net tangible book value of $5.73 per share to the existing stockholders and an immediate dilution of $2.27 per share or 28.4% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $27,661,162 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.003)
Increase attributable to new investors	$5.73
Pro forma net tangible book value after this offering		$5.73
Dilution to new investors		$2.27

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	4,687,500	20.00%	$25,000	0.0002%	$0.005333
New investors	18,750,000	80.00%	$150,000,000	99.9998%	$8.000000
	23,437,500	100.00%	$150,025,000	100.0000%

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(15,366)
Proceeds from this offering	140,500,000
Offering costs paid in advance and excluded from tangible book value before this Offering	0
Less: Proceeds held in trust account subject to redemption for cash ($x 19.99%)	(27,661,162)
$112,823,472
Denominator:
Shares of common stock outstanding prior to this offering	4,687,500
Shares of common stock included in the units offered	18,750,000
Less: Shares subject to redemption ( x 19.99%)	(3,748,125)
19,689,375

CAPITALIZATION

The following table sets forth our capitalization at August 8, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	August 8, 2005
	Actual	As Adjusted
Notes payable to stockholders	$175,000	—
Total debt	$175,000	—
Common stock, $.001 par value, -0- and 3,748,125 shares which are subject to possible redemption, shares at redemption value (1)	—	$27,661,162
Stockholders' equity: Preferred stock $.001 par value, 1,000,000 shares authorized: none issued or outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized: 4,687,500 shares issued and outstanding; 19,689,375 shares issued and outstanding (excluding 3,748,125 shares subject to possible redemption), as adjusted	$4,688	19,689
Additional paid in capital.	20,312	112,844,149
Deficit accumulated during the development stage	(5,366)	(5,366)
Total stockholders' equity	19,634	112,858,471
Total capitalization	$19,634	$140,519,634

(1)	If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND FINANCIAL ANALYSIS

We were formed on July 19, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the security industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	May significantly reduce the equity interest of our stockholders;

•	Could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	May adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	Default and foreclosure on our assets if our operating revenues, after a business combination, were insufficient to pay our debt obligations;

•	Acceleration of our obligations to repay the indebtedness even if we will have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	Our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $500,000 and underwriting discounts of approximately $9,000,000 (or $10,350,000 if the underwriter's over-allotment option is exercised in full), will be approximately $140,500,000 (or $161,650,000 if the underwriter's over-allotment option is exercised in full). Of this amount, $138,375,000, or $159,131,250 if the underwriter's over-allotment option is exercised in full, will be held in trust and the remaining approximately $2,125,000 will not be held in trust in either event. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination and preparation and filing of the related proxy statement, $500,000 of expenses for the due diligence and investigation of a target business (or businesses), $125,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,000,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $125,000 for director and officer liability insurance premiums and $1,000 per month for transfer agent fees. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, Messrs. Abramowitz and Applbaum have each advanced to us $87,500.00, for an aggregate total amount borrowed by us from them equaling $175,000.00 which was used to pay a portion of the expenses of this offering. Such loans will be payable with 4% annual interest on the earlier of August 8, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

We have agreed to sell to Rodman & Renshaw LLC, as representative of the underwriters, for $100, an option to purchase up to a total of 1,875,000 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 1,875,000 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $7.20 per unit or $13,500,000 in the aggregate, using an expected life of 5 years, volatility of 44%, and a risk-free rate of 5%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using historical data of public companies in the proposed industry. We believe the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware corporation incorporated on July 19, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business (or businesses) in the homeland security, national security and/or command and control industries. We believe that businesses involved in this industry represent attractive acquisition targets for a number of reasons, including the increase in global demand for integrated security-related products and services since September 11th, the development of new technology which has the potential to expand applications and the trend towards integrated networked solutions. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We believe that businesses involved in the homeland security, national security and command and control industries represent attractive acquisition targets for a number of reasons, including (1) the potential for participating in the large defense and security industry, both domestically and internationally, generally, (2) the increase in global demand for integrated security-related products and services (including command and control systems), (3) the development and applications of new technologies that have the potential to enhance and meet security and defense requirements, (4) the trend towards integrated networked solutions, and (5) the potential increase in cyber-terrorist attacks on an enterprise's digital assets.

The concept and execution of national security has changed for the United States and the rest of the world since the events of September 11, 2001 and the recent July 7, 2005 London underground bombings. In the aftermath of these events, a market has developed among businesses providing products and services to prevent attacks within the United States, reduce the United States' vulnerability to terrorism and minimize the damage from attacks that do occur. We note that the homeland security market is steadily growing from $28 billion in 2003 to $178 billion by 2005, according to the Homeland Security Research Corporation.

The homeland security market was created as national and state governments realized that preventive and reactive measures outside of traditional defense measures were needed to combat the increasing potential for terrorist attacks. President George W. Bush's budget request for fiscal year 2006 calls for $49.9 billion in total funding for homeland security, an annual increase of approximately 8.6 percent.

The United States' fiscal year 2005 budget funding priorities address critical mission areas established in the homeland security strategy. The budget also proposes essential management initiatives such as strengthening the Department of Homeland Security's policymaking, planning and programs to screen people and cargo. The national strategy for homeland security identifies six critical mission areas: intelligence and warning, border and transportation security, domestic counterterrorism, protecting critical infrastructure and key assets, defending against catastrophic threats, and emergency preparedness and response. The fiscal year 2006 budget proposal designates how funding across the federal government supports each critical mission area.

We may target businesses operating in one or more of the following segments of the homeland security, national security and/or command and control industries:

•	The development, sale or distribution of software, hardware and services for command and control management applications of personnel and equipment, such as radio frequency identification, or RFID;

•	The development, manufacture, sale or distribution of components to be used in border and perimeter protection security systems, and their implementation;

•	Consultation on the design of security systems;

•	The development, manufacture, sale, distribution or assembly of electronic devices that restrict, deny or grant access to areas using technology, such as biometric and other coded means; and

•	Security-related services dealing with logistics, events, fixed & mobile assets, and other areas.

Effecting a business combination

    General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a target business that may be financially unstable or in its early stages of development or growth. We may also seek to effect a business combination with more than one target business, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

    We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us; nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that the aggregate consideration of our initial business combination must be at least 80% of the amount in the trust account at the time of the acquisition, as described below in more detail and that the target businesses be in the homeland security, national security and/or command and control industries, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business (or businesses) with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

    Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds,

leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. While we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses in no event, however, will we pay any of our existing officers, directors or stockholders, or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, we have agreed with Rodman & Renshaw, LLC that if it introduces us to a target business and we consummate a business combination with such target business within 24 months of such introduction, we are obligated to pay Rodman & Renshaw, LLC a cash fee equal to three percent (3%) of the aggregate consideration paid by us in the business combination. In addition, none of our officers, directors or existing stockholders will receive any finder's fees, consulting fees or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination.

    Selection of a target business and structuring of a business combination

Subject to the requirement that the aggregate consideration paid for our initial business combination must be at least 80% of the trust account amount at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the homeland security, national security and command and control industries. We have not conducted any specific research on the homeland security, national security or command and control industries to date, nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	Financial condition and results of operation;

•	Growth potential;

•	Experience and skill of management and availability of additional personnel;

•	Existing sales and marketing channels;

•	Key customer relationships and goodwill;

•	Capital requirements;

•	Competitive position;

•	Barriers to entry into the security and related industries;

•	Stage of development of the products, processes or services;

•	Degree of current or potential market acceptance of the products, processes or services;

•	Proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	Regulatory environment of the industry; and

•	Costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder's or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

    Fair market value of target business (or businesses)

The aggregate consideration paid by us for our initial business combination must be at least equal to 80% of the trust account amount at the time of such acquisition. The fair market value of such business (or businesses) that we acquire will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine the fair market value of a target business (for example, if one of the members of our board of directors is affiliated with the target business, or if we acquire a target business where valuing the business requires particular expertise), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

    Possible lack of business diversification

While we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more target businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one business combination, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings, with respect to the acquisition of one or more of the target businesses, would not be satisfied bringing the aggregate consideration of the initial business combination below the required 80% of the trust account amount threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries, or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	Subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	Result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

    Limited ability to evaluate the target business' management

Although we expect certain of our management, particularly Messrs. Abramowitz and Applbaum, to remain associated with us following a business combination, it is likely that the management of the target business (or businesses) at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company, including compliance with the Sarbanes-Oxley Act, maintaining internal controls or dealing with the public markets, which could cause us to expend time and resources helping them become familiar with such laws. Furthermore, the future role of our existing officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our existing officers and directors will have significant experience or knowledge relating to the operations of the particular target business (or businesses).

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business (or businesses). We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

    Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business (or businesses) based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors; however, our officers and directors intend to vote in favor of any business combination they present to the stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights.

    Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share redemption price would be $7.38, or $0.62 less than the per-unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise his, her or its redemption rights, such stockholder will not have his, her or its shares of common stock redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their redemption rights.

    Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable), plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.38, or $0.62 less than the per-unit offering price of $8.00. Because the initial per-share redemption price is lower than the $8.00 per-unit offering price and may be lower than the market price of the common stock on the date of redemption, there may be a perceived disincentive on the part of public stockholders to exercise their redemption rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. If any third party refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that had refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver, or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. Messrs. Abramowitz and Applbaum have agreed, pursuant to agreements with us and Rodman & Renshaw, LLC, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that we owe money for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time, but not for any other liabilities. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $7.38, plus interest (net of taxes payable), due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

    Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	Our obligation to seek stockholder approval of a business combination and to obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	Our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•	Our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	The requirement that the aggregate consideration of our initial combination equal at least 80% of the trust account amount at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that a target business (or businesses) is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We intend to maintain our executive offices at One Embarcadero Center, San Francisco, California 94111. Upon completion of this offering, certain of our officers and directors may seek reasonable reimbursement for office space and administrative support related to the Company's acquisition efforts. We expect that any expense reimbursement for these costs will be pre-approved by the independent and disinterested members of our board of directors if it is to be paid to an officer or directors. We consider our current office space adequate for our current operations.

Employees

We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect each of them to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison To Offerings Of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$138,375,000 of the net offering proceeds will be deposited into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee.	$126,900,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $138,375,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Aggregate Consideration to be Paid for Target Business	The aggregate amount paid by us for the initial business combination must be at least 80% of the trust account amount at the time of the business combination. Our initial business combination may involve the simultaneous acquisition or merger of more than one target business.
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately within 20 days following the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus, and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with this offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period).
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Marc L. Abramowitz	52	Chief Executive Officer, President and Director
Isaac Applbaum	45	Chairman of the Board, Executive Vice President and Secretary
Abraham D. Sofaer	67	Director
Max Weiss	82	Director
Archie Clemins	61	Director
Joseph T. Gorman	67	Director

Marc L. Abramowitz has served as a director of the Company since August 2005. Since 1987, Mr. Abramowitz has been a private investor and has led several investor groups in the purchase and sale of businesses in a variety of industries, including retailing, medical products and a marine diesel engine parts company in which Mr. Abramowitz continues to hold a significant equity stake. In 2004, Mr. Abramowitz became a special limited partner of Riverlake Partners, a private equity fund based in Portland, Oregon concentrating on small to medium sized operating companies. Since 2002, Mr. Abramowitz has served as a consultant to senior management of Gencorp, Inc. (NYSE: GY). Mr. Abramowitz began his career with Berkeley Bio-Medical, a publicly traded company, which owned and operated health care facilities and manufactured and sold medical products. Mr. Abramowitz served in various capacities at Berkeley Bio-Medical including Corporate Counsel, President and Chief Executive Officer from 1977 until 1986. Mr. Abramowitz remains an active investor in operating businesses and will continue to do so following this offering including opportunities in businesses related to those of interest to the Company. Mr. Abramowitz graduated with great distinction from the University of California at Berkeley, received a M.S. in Management from Stanford University and received a Juris Doctorate with honors from Harvard Law School.

Isaac Applbaum has served as a director of the Company since August 2005. Mr. Applbaum has over 22 years of experience in the computer software industry. Since March 2001, Mr. Applbaum has served as a partner with Lightspeed Venture Partners, a venture capital firm with $2.3 billion under management. Mr. Applbaum's primary focus at Lightspeed is to identify investment opportunities in Israel. From November 1998 until March 2001, Mr. Applbaum was a Senior Vice President at Bank of America with responsibility for its E-Ventures group following Bank of America's purchase of Concorde Solutions, Inc. (CSI) in 1998. CSI was a financial services applications company that Mr. Applbaum founded in 1995 and for which he served as Chief Executive Officer from 1995 until November 1998 prior to its eventual sale to Bank of America. Prior to founding Concorde, Mr. Applbaum was responsible for the United States operations of Advanced Technology International, a large Israeli software company from 1991 until 1995. Mr. Applbaum is currently a Special Advisor to the Ministry of Industry and Trade for the State of Israel and a member of the Young President's Organization.

Abraham D. Sofaer has served as a director of the Company since August 2005. During Mr. Sofaer's distinguished career he has served as a United States District Court Judge, the lead counsel to the United States Department of State, a federal prosecutor and a law clerk to the Honorable William J. Brennan, Jr., United States Supreme Court. Since 1994, Mr. Sofaer has served as the George P. Shultz Distinguished Scholar & Senior Fellow at the Hoover Institution, Stanford University. Mr. Sofaer concentrates his teachings and research at the Hoover Institution on terrorism and national security issues. Since 1996, he has also served as a Professor of Law, by courtesy, at Stanford Law School teaching a course related to transnational law and legal institutions. From 1990 until 1994, Mr. Sofaer was a partner at the international law firm, Hughes, Hubbard & Reed LLP. From 1985 until 1990, he served as the legal advisor to the United States Department of State where he was the State Department's lead counsel and supervised a staff of approximately 100 attorneys. From 1979 until

1985, Mr. Sofaer served as a United States District Court Judge for the Southern District of New York. From 1969 until 1979, Mr. Sofaer was a Professor of Law at Columbia University School of Law. He also served as a federal prosecutor for two years prior to becoming a law professor. Mr. Sofaer served as a law clerk to the Honorable William J. Brennan, Jr., Associate Justice, United States Supreme Court and prior to that time served as a law clerk to the Honorable J. Skelly Wright, Judge on the United States Court of Appeals, D.C. Circuit. He is currently a member of the Board of Directors of the following publicly traded companies, Gen-Probe, Inc. (Nasdaq: GPRO), Neurobiological Technologies, Inc. (Nasdaq SmallCap: NTII), and Rambus, Inc. (Nasdaq: RMBS). Judge Sofaer graduated magna cum laude from Yeshiva College and received a LLB with honors, from New York University Law School.

Max Weiss has served as a director of the Company since August 2005. Since July 1996, Dr. Weiss has been a management consultant to the Chief Executive Officer of Northrop Grumman Corporation (NYSE: NOC). From 1986 until July 1996, Dr. Weiss held various positions with Northrop Grumman including Vice President and General Manager, Electronics Systems Division where he was responsible for managing Northrop's electronic business in guidance and navigation systems, electronic warfare, electro-optical systems and precision weapons. Dr. Weiss was also the Vice President and Deputy General Manager, Electronic Systems and Integrated Division at Northrop where he was responsible for merging the Grumman and Northrop electronics business and worked on defensive systems, Joint STARS and other electronic products. From 1961 until joining Northrop, Dr Weiss worked for Aerospace Corporation as Group Vice President, Engineering Group where he was responsible for providing engineering support to the United States Air Force and other national security agencies in the development and launch of military satellites. Dr. Weiss received a Bachelors in Science degree from the City University of New York, a Masters degree in electrical engineering from the Massachusetts Institute of Technology and a Ph.D in Physics from the Massachusetts Institute of Technology.

Admiral (Ret.) Archie Clemins has served as a director of the Company since August 2005. Admiral Clemins has been President of Caribou Technologies, Inc., an international consulting firm he founded, since January 2000. Since January 2005, he has also been a Venture Partner with Highway 12 Ventures. Admiral Clemins retired from the U.S. Navy in December 1999 after serving as the Commander in Chief of the U.S. Pacific Fleet; previous commands included Command of the U.S. Seventh Fleet, Command of the Pacific Fleet Training Command, Command of Submarine Group Seven and Command of the submarine USS Pogy (SSN 647). Admiral Clemins currently serves on the Board of Directors for Global Crossing, Ltd. (Nasdaq: GLBC), Extended Systems, Inc. (Nasdaq: XNTD), Healthwise, the Software Revolution and Advanced Electron Beams. Admiral Clemins received a Bachelors of Science degree and Masters of Science degree from the University of Illinois.

Joseph T. Gorman has served as a director of the Company since August 2005. Mr. Gorman is the retired Chairman and Chief Executive Officer of TRW, Inc. (NYSE: TRW), a provider of advanced technology products and services. He joined TRW in 1976, becoming President and Chief Operating Officer in 1995 and serving as Chairman and Chief Executive Officer from December 1988 through January 2001. Mr. Gorman is a past Chairman of the U.S.-Japan Business Council and received Japan's 1994 Prime Minister's Trade Award for his contributions to promoting improved U.S.-Japan trade relations. He has also served on the boards of the U.S.-China Business Council and the Prince of Wales International Business Leaders Forum and was a trustee of the Center for Strategic and International Studies. Mr. Gorman currently serves on the board of directors of Alcoa, Inc. (NYSE: AA), The Procter & Gamble Company (NYSE: PG), National City Corporation (NYSE: NCC) and Imperial Chemical Industries, plc. Mr. Gorman received a bachelor's degree from Kent State University and a Juris Doctorate from Yale Law School.

The Board intends to create various Board committees to help govern our corporate affairs and evaluate acquisition candidates. Specifically, we intend to form an audit committee in connection with our acquisition review and expect to have an "audit committee financial expert" serving on the audit committee. These actions may entail appointing an additional director, although that determination has not yet been made.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our business combination. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

Executive Compensation

No executive officer has received any cash compensation for services rendered, and no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•	If management negotiates such retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential business target whose owners refuse to retain members of our management following a business combination.

•	Our officers and directors who purchase common stock in the open market will be treated in all respects as public stockholders with respect to those shares. As a result, they will be afforded the same voting and redemption rights that the public stockholders are afforded.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	The corporation could financially undertake the opportunity;

•	The opportunity is within the corporation's line of business; and

•	It would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Any securities acquired by existing stockholders in the aftermarket will be considered to be part of the holding of public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to shares acquired in the aftermarket any way they so choose. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Each of our directors owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed "independent" for these purposes, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

Messrs. Abramowitz and Applbaum have agreed with the representative of the underwriters, Rodman & Renshaw, LLC, that after this offering is completed and within the first 45 trading days after separate trading of the warrants has commenced, they or certain of their affiliates will collectively purchase up to 1,687,500 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them, or their respective affiliates, will not be sold or transferred until the completion of a business combination. The warrants will trade separately on the 20th day after the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full, provided that in no event may any of the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. In addition, we can require the underwriter to purchase up to 843,750 of such warrants in the public market at prices not to exceed $1.20 per warrant within the 45 trading days after separate trading of the warrants commences.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in each case in our proxy soliciting materials furnished to our stockholders, and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 17, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our officers and directors; and

•	All our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering
Marc L. Abramowitz(2)	1,582,031	33.75%	6.75%
Isaac Applbaum	1,582,031	33.75%	6.75%
Abraham D. Sofaer	468,750	10.00%	2.00%
Max Weiss	351,562	7.50%	1.50%
Archie Clemins	351,563	7.50%	1.50%
Joseph T. Gorman	351,563	7.50%	1.50%
All directors and executive officers as a group (6 individuals)	4,687,500	100.00%	20.00%

(1)	The business address for each of the following is c/o Vector Intersect Security Acquisition Corp., One Embarcadero Center, San Francisco, California 94111.

(2)	Includes 500,000 shares owned by Marc L. Abramowitz Irrevocable Trust Number 7 for His Children and Their Descendants, a trust established for the benefit of Mr. Abramowitz's children. Mr. Abramowitz does not serve as the trustee.

None of our existing stockholders, officers and directors has indicated to us that he or it intends to purchase units in the offering. However, Messrs. Abramowitz and Applbaum have agreed to make open market purchases of up to an aggregate of 1,687,500 warrants within 45 days after separate trading of the warrants begins so long as the price of such warrants does not exceed $1.20. Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	Three years following the date of this prospectus;

•	Our liquidation;

•	Shareholder approval of such release; or

•	The consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Messrs. Abramowitz and Applbaum have agreed with the representative of the underwriters, Rodman & Renshaw, LLC, that after this offering is completed and within the first 45 trading days after separate trading of the warrants has commenced, they or certain of their affiliates will collectively purchase up to 1,687,500 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them, or their respective affiliates, will not be sold or transferred until the completion of a business combination. The warrants will trade separately on the 20th day after the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full, provided that in no event may any of the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. In addition, we can require the underwriter to purchase up to 843,750 of such warrants in the public market at prices not to exceed $1.20 per warrant within the 45 trading days after separate trading of the warrants commences.

Messrs. Abramowitz and Applbaum are deemed to be our "promoters," as this term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

Prior to the date of this prospectus, we issued 4,687,500 shares of our common stock to the individuals and entity set forth below for $25,000 in cash, at a purchase price of approximately $0.0053 per share, as follows:

Name	Number of Shares	Relationship To Us
Marc L. Abramowitz	1,082,031	Director and executive officer
Marc L. Abramowitz Irrevocable Trust Number 7 for His Children and Their Descendants	500,000	Affiliate of director and executive officer
Isaac Applbaum	1,582,03	Director and executive officer
Abraham D. Sofaer	468,750	Director
Max Weiss	351,562	Director
Archie Clemins	351,563	Director
Joseph T. Gorman	351,563	Director

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

On August 8, 2005, Messrs. Abramowitz and Applbaum advanced a total of $175,000 to us to cover expenses related to this offering. Such loans will be payable with 4% annual interest on the earlier of August 8, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 150,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 4,687,500 shares of common stock are outstanding, held by seven holders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriter's over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect the proceeds that we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights discussed below.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the unsold warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	The completion of a business combination; or

•	One year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will trade separately on the 20th trading day after the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full. In no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option to be granted to the representative of the underwriters, Rodman & Renshaw, LLC),

•	In whole and not in part,

•	At a price of $.01 per warrant at any time after the warrants become exercisable,

•	Upon not less than 30 days' prior written notice of redemption to each warrant holder, and

•	If, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a "cashless basis;" however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the "value" to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The "value" will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 1,875,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the dates when it is exercisable, see the section below entitled "Underwriting—Purchase Option."

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 23,437,500 shares of common stock outstanding, or 26,250,000 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 18,750,000 shares sold in this offering, or 21,562,500 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,687,500 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to [                    ], 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 234,750 shares immediately after this offering (or 262,500 shares, if the underwriter's exercise their over-allotment option); and

•	The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 also require compliance with the manner of sale provisions and notice requirements and upon the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 4,687,500 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, for which Rodman & Renshaw, LLC is acting as representative, on a firm commitment basis, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Rodman & Renshaw, LLC

Total	18,750,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York, we have relied on our exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by stockholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

We believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state's registration requirements:

•	Immediately in the District of Columbia and Illinois; and

•	Commencing 90 days after the date of this prospectus in Rhode Island.

Pricing of Securities

We have been advised by the representative of the underwriters that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $                 per unit and the dealers may reallow a concession not in excess of $                 per unit to other dealers.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	The history and prospects of companies whose principal business is the acquisition of other companies;

•	Prior offerings of those companies;

•	Our prospects for acquiring an operating business at attractive values;

•	Our capital structure;

•	An assessment of our management and their experience in identifying operating companies;

•	General conditions of the securities markets at the time of the offering; and

•	Other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 3,750,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth above. If any units underlying the over-allotment option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$150,000,000	$172,500,000
Discount	$0.48	$9,000,000	$10,350,000
Proceeds before expenses (1)	$7.52	$141,000,000	$162,150,000

(1)	The offering expenses are estimated to be approximately $500,000.

Financial Advisory Agreement

Although we are not under any exclusive contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiations. We have, however, entered into a non-exclusive financial advisory agreement with the representative of the underwriters whereby we have agreed to pay the representative of the underwriters a transaction fee in cash equal to 3% of the aggregate consideration paid by us if they introduce us to a target business and we consummate the business combination with such target business within 24 months of such introduction.

Warrant Solicitation Fee

We have engaged Rodman & Renshaw, LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 3% of the exercise price for each warrant exercised more than one year after the date of this prospectus for cash if the exercise had been solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	The market price of the underlying shares of common stock is lower than the exercise price;

•	The holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•	The warrants are held in a discretionary account;

•	The warrants are exercised in an unsolicited transaction; or

•	The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representative, upon completion of the offering for $100, an option to purchase up to a total of 1,875,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 1,875,000 units, the 1,875,000 shares of common stock and the 1,875,000 warrants underlying such units, and the 1,875,000 shares of common stock underlying such warrants, have been deemed to be compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the representative to bid for or purchase our securities before the distribution of the securities is completed. However, the representative may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Subject to any regulatory restrictions, within the first six months after separate trading of the warrants has commenced and the insider warrant purchases have occurred, the representative or certain of its principals, affiliates or designees has agreed, at our request, to purchase up to 843,750 warrants in the public marketplace at prices not to exceed $1.20 per warrant.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted the underwriter the right to have its designee present at all meetings of our board of directors for the earlier of two years from the date of this prospectus or the date a business combination is consummated, subject to limited circumstances. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The underwriter has not named a designee as of the date of this prospectus.

We have also agreed with the representative of the underwriters, Rodman & Renshaw, LLC, that (i) if it is unable to complete the offering or elects not to proceed with the offering, it will pay us $100,000 as a termination fee, and (ii) if we elect not to proceed with the offering we will reimburse the representative for expenses actually incurred up to $50,000.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered hereby are being passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Vector Intersect Security Acquisition Corp.

We have audited the accompanying balance sheet of Vector Intersect Security Acquisition Corp. (a corporation in the development stage) as of August 8, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from July 19, 2005 (inception) to August 8, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vector Intersect Security Acquisition Corp. as of August 8, 2005, and the results of its operations and its cash flows for the period from July 19, 2005 (inception) to August 8, 2005, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
August 15, 2005

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(a corporation in the development stage)

Balance Sheet

August 8, 2005
ASSETS
Current assets:
Cash	$196,400
Total current assets	196,400
Deferred offering costs	35,000
Total assets	$231,400
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,766
Notes payable, stockholders	175,000
Total current liabilities	211,766
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value Authorized 1,000,000 shares; none issued	—
Common stock, $0.001 par value Authorized 150,000,000 shares Issued and outstanding 4,687,500 shares	4,688
Additional paid-in-capital	20,312
Deficit accumulated during the development stage	(5,366)
Total stockholders' equity	19,634
Total liabilities and stockholders' equity	$231,400

See notes to financial statements

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(a corporation in the development stage)

Statement of Operations

For the period from July 19, 2005 (inception) to August 8, 2005
Operating expenses	$5,366
Net loss for the period	$(5,366)
Weighted average shares outstanding - basic and diluted	4,687,500
Net loss per share - basic and diluted	$(0.00)

See notes to financial statements

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders' Equity

For the period from July 19, 2005 (inception) to August 8, 2005

	Common Stock		Additional Paid-in capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
	Shares	Amount
Common shares issued July 19, 2005 at (inception) at $0.0053	4,687,500	$4,688	$20,312	$—	$25,000
Net loss for the period	—	—	—	(5,366)	(5,366)
Balance at August 8, 2005	4,687,500	$4,688	$20,312	$(5,366)	$19,634

See notes to financial statements

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(a corporation in the development stage)

Statement of Cash Flows

For the period from July 19, 2005 (inception) to August 8, 2005
Cash flows from operating activities:
Net loss	$(5,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Accounts payable and accrued expenses	1,766
Cash used in operating activities	(3,600)
Cash flows from financing activities:
Proceeds from sale of shares of common stock	25,000
Proceeds from notes payable, stockholders	175,000
Net cash provided by financing activities	200,000
Net increase in cash	196,400
Cash at the beginning of the period	—
Cash at the end of the period	$196,400
Supplemental Schedule of non-cash financing activities:
Accrual of deferred offering costs	$35,000

See notes to financial statements

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Notes to Financial Statements

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies	Vector Intersect Security Acquisition Corp. (the "Company") was incorporated in Delaware on July 19, 2005 as a blank check company, the objective of which is to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the homeland security, national security and/or command and control industries.

At August 8, 2005, the Company had not yet commenced any operations. All activity through August 8, 2005 relates to the Company's formation and the proposed public offering described below. The Company has elected December 31 as its fiscal year-end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering"), which is discussed in Note 3. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the homeland security national security and/or command and control industries ("Business Combination"). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, $138,375,000 or 92.3% of the proceeds, after payment of certain amounts to the underwriters, will be held in a trust fund account ("Trust Fund") and invested in government securities until the earlier of (i) the consummation of its first Business Combination; or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit each such transaction for stockholder approval. In the event (i) the Business Combination is not approved by a majority of the shares of common stock held by the Public Stockholders or (ii) 20% or more of the shares of common stock held by the Public Stockholders vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Fund, calculated as of two business days prior to the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Existing Stockholders.

The Company has agreed to a mandatory liquidation in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized The Company has recorded a deferred tax asset of approximately $1,824 for the tax effect of net operating loss carryfowards and temporary differences, aggregating $5,366. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 8, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Basic and diluted loss per share has been computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. Commitments and Contingencies	Certain stockholders have agreed that after this offering is completed and within the first 45 days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,687,500 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them, or their affiliates or designees will not be sold or transferred until the completion of a business combination.

The Company has agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 1,875,000 units. The units issuable upon exercise of this option are identical to those offered to the public. This option is exercisable at $8.80 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 1,875,000 units, the 1,875,000 shares of common stock and the 1,875,000 warrants underlying such units, and the 1,875,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers ("NASD") and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any of the underwriters and selected dealers participating in the offering and their bona fide officers or partners.

The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in the financial statements. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $7.20 per unit (or $13,500,000 in the aggregate), using an expected life of 5 years, volatility of 44%, and a risk-free rate of 5%. However, because the Company's units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using historical data of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative of the underwriters for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	The market price of the underlying shares of common stock is lower than the exercise price;

•	The holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•	The warrants are held in a discretionary account;

•	The warrants are exercised in an unsolicited transaction; or

•	The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

3. Proposed Offering	The Proposed Offering calls for the Company to offer for public sale up to 18,750,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $0.001 par value, and one common stock purchase warrant ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 (which such Warrant may be exercised on a cashless basis) commencing the later of (a) one year from the effective date of the Proposed Offering; or (b) the completion of a Business Combination with a target business and expiring four years from the date of the prospectus (unless earlier redeemed). The Warrant will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrant becomes exercisable, only in the event that (a) the last sales price of the common stock is at least $11.50 per share for any 20 trading days within a

30-trading-day period ending on the third business day prior to date on which notice of redemption is given.

4. Deferred Offering Costs	Deferred offering costs consist of legal and auditing fees incurred through the balance sheet dates that are related to the Proposed Offering and that will be charged to stockholders' equity upon receipt of the capital raised.

5. Notes Payable, Stockholders	At August 8, 2005, the Company has unsecured promissory notes payable to two Stockholders and officers of the Company each in the amount of $87,500. These two notes bear interest at a rate of 4% per annum with principal and accrued interest due on the earlier of August 8, 2006 or the date on which the Company consummates an initial public offering of its securities. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying value at August 8, 2005.

6. Common Stock	On August 8, 2005, the Company issued 4,687,500 shares of its Common Stock to six Company directors and an affiliate of a director in exchange for an aggregate payment of $25,000 in cash.

7. Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights, preferences, privileges and restrictions as may be determined from time to time by the Board of Directors.

Until        , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering , may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$150,000,000

Vector Intersect Security Acquisition Corp.

18,750,000 Units

PROSPECTUS

Rodman & Renshaw, LLC

                , 2005

PART II

Information Not Required in Prospectus

ITEM 13.    Other Expenses Of Issuance And Distribution.

The estimated expenses payable by us in connection with our offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustee Fee	$1,000
SEC Registration Fee	$38,797
NASD filing fee	$33,463
Printing and engraving expenses	$50,000
Legal fees and expenses	$300,000
Blue Sky fees and expenses	$25,000
Accounting fees and expenses	$30,000
Miscellaneous	$21,740
TOTAL	$500,000.00

Item 14.    Indemnification Of Directors And Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below. "Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)." Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph VIII of our certificate of incorporation provides:

"The corporation shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter." Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales Of Unregistered Securities.

(1) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Marc L. Abramowitz	1,082,031
Marc L. Abramowitz Irrevocable Trust Number 7 for His Children and Their Descendants	500,000
Isaac Applbaum	1,582,031
Abraham D. Sofaer	468,750
Max Weiss	351,562
Archie Clemins	351,563
Joseph T. Gorman	351,563

Such shares were issued in August 2005, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals above were sold at a purchase price of approximately $0.0053 per share, for an aggregate offering price of $25,000. No underwriting commissions or offering discounts with respect to such sales.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
1.2	Form of Selected Dealers Agreement
3.1	Certificate of Incorporation
3.2	By-laws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Unit Purchase Option to be granted to the representative*
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Greenberg Traurig, P.A.*
10.1	Form of Letter Agreement among the Registrant, the underwriter and the stockholders, officers and directors of Registrant*
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant
10.3	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
10.5	Form of Note in the principle amount of $87,500 between the Registrant and each of Messrs. Abramowitz and Applbaum
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)*
24	Power of Attorney (included on signature page of this Registration Statement)

* To be filed by amendment.

(b)	Financial Statement Schedules

None.

Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco on the 17th day of August, 2005.

VECTOR INTERSECT SECURITY ACQUISITION CORP.
By:	/s/ Marc L. Abramowitz
Name:	Marc L. Abramowitz
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc L. Abramowitz and Isaac Applbaum, and each of them, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462 and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc L. Abramowitz	Chief Executive Officer, President and Director (Principal Executive Officer)	August 17, 2005

Marc L. Abramowitz

/s/ Isaac Applbaum	Chairman of the Board, Executive Vice President and Secretary (Principal Financial and Accounting Officer)	August 17, 2005

Isaac Applbaum

/s/ Abraham D. Sofaer	Director	August 17, 2005

Abraham D. Sofaer

/s/ Max Weiss	Director	August 17, 2005

Max Weiss

/s/ Archie Clemins	Director	August 17, 2005

Archie Clemins

/s/ Joseph T. Gorman	Director	August 17, 2005

Joseph T. Gorman